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                                                                  Exhibit 10.36


                              EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT, dated as of January 2, 2002 (this "Agreement"), by and between Manufacturers' Services Limited, a Delaware corporation (the "Company"), and Kevin C. Melia ("Executive").

          WHEREAS, Executive is currently serving as Chairman of the Board and Chief Executive Officer of the Company pursuant to an Employment Agreement, dated as of January 20, 1995 (the "Existing Employment Agreement"), by and between the Company and Executive;

          WHEREAS, the Company and Executive desire to terminate the Existing Employment Agreement and replace it with this Agreement; and

          WHEREAS, the Company and Executive are also parties to a Change in Control Agreement dated October 19, 2000 (the "Change in Control Agreement");

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

          1. Definitions. As used herein, the following terms shall have the meanings set forth below:

          "Agreement" has the meaning set forth in the preamble hereof.

          "Base Salary" has the meaning set forth in Section 4.1 hereof.

          "Board" means the Board of Directors of the Company.

          "Cause" means (a) Executive's Willful and continued failure substantially to perform his duties as described herein (other than (i) as a result of total or partial incapacity due to physical or mental illness, (ii) for Good Reason or (iii) as a result of the Company's material breach of this Agreement) following the notice and cure period provided for in Section 5.1 hereof, (b) Executive's dishonesty in the performance of his duties or (c) the conviction of Executive of, or the entry of a plea of guilty or NOLO CONTENDRE by Executive to, any felony involving the Executive's personal conduct which has a material adverse impact on the Company's reputation or financial condition.

         "Change in Control" has the meaning set forth in the Change in Control Agreement referenced in the preamble hereof.

         "Change in Control Agreement" has the meaning set forth in the preamble.

         "Change in Control Protection Period" means either or both of the following (i) the Potential Change in Control Period, or (ii) up to 36 months after a Change in Control has occurred, each as defined in the Change in Control Agreement.

         "Common Stock" means the common stock, par value $.001 per share, of the Company.

          "Company" has the meaning set forth in the preamble hereof.

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          "Confidential Information" means all information or material relating to the Company not generally known by non-Company personnel which (i) is marked "Confidential Information", "Proprietary Information" or other similar marking,
(ii) is known by Executive to be considered confidential and proprietary by the Company or (iii) derives value by virtue of the fact that it is not generally known; PROVIDED that the term "Confidential Information" does not include information that was or becomes generally available publicly other than through disclosure by Executive in violation of this Agreement.

          "Disability" means physical or mental incapacity resulting in Executive being unable to perform his duties for a period of six (6) consecutive months. Any question as to the existence of the Disability of Executive as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company. If Executive and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Executive shall be final and conclusive for all purposes of this Agreement.

          "Effective Date" means January 2, 2002.

          "Employment Term" has the meaning set forth in Section 2 hereof.

          "Executive" has the meaning set forth in the preamble hereof.

          "Good Reason" means:

                  (a) Executive is removed from the positions described in
         Section 3 hereof for any reason other than for Cause or by reason of Executive's death or Disability;

                  (b) Executive is assigned duties and responsibilities that represent a diminution of, or are inconsistent, in any material respect, with the scope of duties and responsibilities associated with Executive's position as described in Section 3 hereof;

                  (c) the Company employs or otherwise retains any person who is afforded executive responsibilities equal to or greater than those of Executive;

                  (d) the Company reduces Executive's Base Salary or Target Bonus levels (other than in connection with an across-the-Board percentage basis reduction applicable to all other senior executives of the Company);

                  (e) the Company relocates Executive's principal place of employment to a location more than 40 miles from Executive's current principal place of employment; or

                  (f) the material breach of this Agreement by the Company.

                  (g) the mutual agreement by the Executive and the Board of Directors to terminate this Agreement by giving written notice to the Company between July 1, 2002 and July 31, 2002

                  (h) either the Company or the Executive provides notice to the other pursuant to Section 2 hereof, that it or he does not wish to have the Employment Term extended.


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          "Initial Term" has the meaning set forth in Section 2 hereof.

          "Notice of Termination" means a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

          "Options" means options to purchase Common Stock of the Company granted to Executive pursuant to any stock option plan of the Company.

          "Permitted Transferee" means a person to whom Common Stock, or options to purchase Common Stock, are transferred from the Executive (i) by will or the laws of descent and distribution or (ii) by gift without consideration of any kind; provided that, in the case of clause (ii) such transferee is the issue or spouse of the Executive or a trust that is for the exclusive benefit of the Executive or his Permitted Transferees.

          "Retirement" means Executive's voluntary termination of employment with the Company after reaching 65 years of age, or such earlier date as may be determined by the Board in its sole discretion.

          "Target Bonus" has the meaning set forth in Section 4.2.

          "Willful" means, when applied to any action or omission of Executive, that Executive, in acting or omitting to act, did so without a good faith belief that such action or omission was in, or was not contrary to, the best interests of the Company.

         2. TERM OF EMPLOYMENT. Subject to Section 5 hereof, Executive shall be employed by the Company hereunder for a period commencing on the Effective Date and ending on the first anniversary thereof (the "Initial Term"); provided that on the anniversary of the Effective Date and each anniversary thereafter, the Initial Term shall automatically be extended by one year unless, not less than ninety days prior to any such anniversary, the Company or Executive gives notice to the other that it or he does not wish to have the Initial Term automatically extended (the Initial Term, together with any extensions thereof, if any, is hereinafter referred to as the "Employment Term", subject to termination in accordance with Section 5 hereof).

         3. POSITION.

                  (a) During the Employment Term, Executive shall serve as Chairman of the Board of the Company and in the performance of such duties shall report solely and directly to the Board. Subject to applicable law and the overall policy directives of the Board, Executive shall have all executive powers and authority which are necessary to enable him to discharge his duties as Chairman of the Board of the Company.

                  (b) During the Employment Term, the Company shall not employ or otherwise retain any other person who is afforded executive responsibilities equal to or greater than those of Executive.

                  (c) During the Employment Term, Executive shall in good faith and consistent with his ability, experience and talent perform the duties set forth in this Section 3 and shall devote all of his productive time and efforts to the performance of such duties.


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         4. COMPENSATION.

                  4.1 BASE SALARY. The Company shall pay Executive an annual base salary of $350,000 (the "Base Salary"). The Base Salary shall be paid in regular installments in accordance with the Company's usual payment practices (but not less frequently than semi-monthly). The Base Salary shall be reviewed at least annually on an ongoing basis, provided that such Base Salary shall not be subject to reduction unless such reduction is part of an across-the-board percentage reduction applicable to all other senior executives.

                  4.2 BONUS. With respect to each fiscal year, all or part of which is contained in the Employment Term, Executive shall be eligible to receive, in addition to his Base Salary, a cash bonus equal to no less than 50% of Executive's Base Salary (the "Target Bonus") in accordance with the terms of the Company's Cash Incentive Compensation Plan.

                  4.3 Executive shall be paid a 2001 bonus in the amount of $100,000 not later than February 1, 2002.

                  4.4 All restrictions set forth in the Amended and Restated Stockholders' Agreement dated June 22, 2000 regarding Executive's sale of company stock will be removed as of January 7, 2002.

                  4.5 BENEFITS. Executive shall be entitled to participate in all of the Company's incentive and benefit plans and arrangements, including, without limitation, all employee incentive and benefit plans or arrangements currently available or made available in the future by the Company to its senior executives, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements, but on a basis no less favorable than that afforded to any other senior executives of the Company. The Company shall also provide to Executive all health, major medical, hospitalization and disability insurance on the same terms as such benefits are provided to other senior executives of the Company. Executive will be entitled to four (4) weeks paid vacation for each twelve (12) month period following the Effective Date. Unused vacation from any year may be utilized only in the next succeeding year in accordance with Company policies then in effect.

                  4.6 BUSINESS EXPENSES. Reasonable travel, entertainment and other business expenses incurred by Executive in the performance of his duties hereunder shall be reimbursed by the Company in accordance with Company policies.

          5. TERMINATION.

                  5.1 GENERAL. Executive's employment may be terminated by either party at any time by Notice of Termination given to the other and the rights and obligations of the parties with respect to any such termination shall be as set forth in this Section 5. If the Company proposes to terminate Executive's employment for Cause pursuant to clause (a) of the definition of Cause and the event or circumstance constituting Cause is curable, the Company shall give Executive notice of such event or circumstance and thirty (30) days from the date of such notice to cure such event or circumstance, prior to giving a Notice of Termination with respect thereto. If Executive proposes to terminate his employment for Good Reason and the event or circumstance constituting Good Reason is curable, Executive shall give the Company notice of such event or circumstance and thirty (30) days from the date of such notice to cure such event or circumstance, prior to giving Notice of Termination with respect thereto.


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                  5.2 TERMINATION FOR CAUSE BY THE COMPANY.

                           (a) If Executive's employment is terminated by the
Company for Cause,

                               (i)  the Company shall pay Executive his Base
Salary through the date of termination. All other benefits due Executive following termination of Executive's employment for Cause shall be determined in accordance with the plans, policies and practices of the Company, and

                               (ii) all Options (whether vested or unvested) and
restricted stock then held by Executive, any Permitted Transferee or any trust for the benefit thereof at the time of termination will be immediately forfeited upon termination of Executive's employment.

                  5.3 EXECUTIVE'S DISABILITY OR DEATH.

                           (a) If Executive's employment is terminated by reason
of Executive's Disability or death, the Company shall pay Executive (or his estate), a lump sum amount equal to (i) two times the sum of the Base Salary then in effect and (ii) two times the current fiscal year's Target Bonus reduced in the case of termination by reason of the Executive's Disability by any disability benefits paid in lieu of Base Salary under the Company's employee benefit plans as then in effect. All other benefits due Executive following termination of Executive's employment for Disability or death shall be determined in accordance with the plans, policies and practices of the Company.

                           (b) If Executive's employment is terminated by reason
of Executive's Disability or death, (i) all unvested Options held at the time of termination by Executive, any Permitted Transferee of Executive or, any trust for the benefit thereof shall become immediately vested and exercisable upon termination of Executive's employment and shall remain outstanding and exercisable in accordance with their terms, and (ii) any restricted stock held at the time of termination by Executive, any Permitted Transferee of Executive or, any trust for the benefit thereof shall no longer be subject to such restrictions.

                  5.4. TERMINATION WITHOUT CAUSE BY THE COMPANY OR FOR GOOD REASON BY EXECUTIVE.

                           (a) If, other than during a Change in Control
Protection Period, Executive's employment is terminated by the Company without Cause (other than by reason of Disability or death) or by Executive for Good Reason, the Company shall pay Executive, in equal installments (net of statutory withholdings) in accordance with the Company's payroll practices and procedures for the 12 month period commencing upon the date of termination, an amount equal to the sum of (i) two times the Base Salary then in effect and
(ii) two times the Target Bonus available to Executive for the fiscal year in which the termination occurs, such payment to be made upon execution of a separation agreement.

                           (b) If, other than during a Change in Control
Protection Period, Executive's employment is terminated by the Company without Cause or by Executive for Good Reason, during the 24 month period commencing on the date of termination the Company will pay the Executive's associated COBRA costs for a period of 18 months, and reimburse Executive for costs associated with Executive's family health, dental and vision insurance for an additional period of 6 months. All other benefits due Executive following such termination of


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employment by the Company without Cause or by Executive for Good Reason shall be determined in accordance with the plans, policies and practices of the Company.

                           (c) If, other than during a Change in Control
Protection Period, Executive's employment is terminated by the Company without Cause or by Executive for Good Reason, (i) all Options held by Executive, any Permitted Transferee of Executive or any trust for the benefit thereof at the time of such termination shall, to the extent not then vested, become immediately vested and exercisable upon termination of Executive's employment and shall remain outstanding and exercisable for a period of twelve (12) months from such date of termination, and (ii) any restrictions shall be removed from any restricted stock held by Executive, any Permitted Transferee of Executive or any trust for the benefit thereof.

                  5.5 TERMINATION BY EXECUTIVE FOR RETIREMENT. If Executive terminates his employment for Retirement, Executive shall be entitled to receive any and all benefits in accordance with the Company's applicable plans, policies and practices including without limitation settlement of any deferred compensation arrangements in accordance with Executive's written election forms.

                  5.6 VOLUNTARY TERMINATION BY EXECUTIVE.

                           (a) If Executive terminates his employment for any
reason (other than for death, Disability, Good Reason or Retirement as provided in Sections 5.3, 5.4 or 5.5 hereof), Executive shall be entitled to the same payments he would have received if his employment had been terminated by the Company for Cause.

                           (b) Notwithstanding Section 5.6(a), if Executive
terminates his employment for any reason (other than death, Disability, Good Reason or Retirement as provided in Sections 5.3, 5.4 or 5.5 hereof), (i) vested Options held by Executive, any Permitted Transferee of Executive or any trust for the benefit thereof at the time of such termination will remain outstanding in accordance with the terms of the relevant Company stock option plan and (ii) all other Options will terminate.

                  5.7 MITIGATION. Anything in this Agreement to the contrary notwithstanding, if Executive provides services for pay to anyone other than the Company or any of its affiliates or subsidiaries from the date of termination of Executive's employment hereunder until the date Executive ceases receiving payments pursuant to this Section 5, any medical or other welfare benefits to which Executive is entitled from the Company during such period pursuant to this Agreement shall be subject to offset in the event that Executive becomes eligible to receive similar benefits during such period as a result of Executive's performing such services.

         6. NON-COMPETITION: NON-SOLICITATION.

                  6.1 NON-COMPETITION. Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and accordingly agrees that during the Employment Term and for a period of two years after the date of termination of Executive's employment, Executive will not enter into competitive endeavors and will not undertake any commercial activity which is contrary to the best interests of the Company or its affiliates, including becoming an employee, officer, director, agent or owner of any outstanding shares of, or any other equity interest in, any company, firm, business, person or other entity which competes, directly or indirectly, with the electronic contract manufacturing business conducted by the Company; PROVIDED, that Executive may own up to five percent (5%) of the stock of any


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such company whose stock is registered for public trading. This Section 6.1 shall not apply in the event that Executive's employment is terminated by the Company without Cause or by Executive for Good Reason.

                  6.2 NON-SOLICITATION. In the event of a termination of Executive's employment for any reason, Executive shall refrain from directly or indirectly soliciting or hiring employees of the Company, directly or indirectly inducing any such employees to terminate their employment by the Company, or seeking to employ any such employees, in each case, for two years after Executive's termination; PROVIDED that in the event that Executive's employment is terminated by the Company without Cause or by Executive for Good Reason, the restrictions in this Section 6.2 shall lapse on the first anniversary of the date of such termination. For purposes of this Section 6.2, "employee" shall mean anyone employed by the Company on or within the three-month period immediately prior to Executive's date of termination.

         7. CONFIDENTIALITY. Executive acknowledges that the nature of Executive's engagement by the Company is such that Executive will have access to Confidential Information which has value to the Company. During and after his employment by the Company, Executive shall keep all of the Confidential Information in confidence and shall not disclose any of the same to any other person, except the Company's personnel, agents and representatives and other persons designated in writing by the Company or except as otherwise required by law.

          8. SPECIFIC PERFORMANCE. Executive acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of Sections 6.1, 6.2 or 7 hereof would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

          9. ENFORCEABILITY. It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in Sections 6.1,
6.2 and 7 hereof to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

          10. MISCELLANEOUS.

                  10.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                  10.2 ENTIRE AGREEMENT, AMENDMENTS. This Agreement contains the entire understanding of the parties with respect to the employment of Executive by the Company and supercedes the Existing Employment Agreement which is hereby terminated by the parties effective as of the Effective Date; PROVIDED that this Agreement shall not supersede the [Securities Purchase Agreement, the Stockholders Agreement] the Change in Control


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Agreement or indemnification agreement between Executive and the Company, which agreements shall be interpreted in accordance with their terms. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

                  10.3 NO WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                  10.4 SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

                  10.5 ASSIGNMENT. This Agreement shall not be assignable by Executive, except that Executive may assign payments due hereunder to a trust established for the exclusive benefit of any Permitted Transferee of Executive.

                  10.6 SUCCESSORS, BINDING AGREEMENT. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of Executive and successors and assigns of the Company.

                  10.7 NOTICE. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be given to the respective address or telecopy number set forth below each party's name on the signature page of this Agreement or to such other address or telecopy number as either party may have furnished to the other in writing in accordance herewith. Each such notice or other communication shall be effective
(a) if given by telecopy, when such telecopy is transmitted if a copy of such notice or other communication is sent by certified mail, return receipt requested, and is posted within one business day, or is personally delivered, whether by courier or otherwise, within two business days, after the date of such telecopy, (b) if given by prepaid overnight courier, one business day after deposit with such courier or (c) if given by United States mail, postage prepaid, three business days after deposit with the United States postal service; PROVIDED that notice of change of address shall be effective only upon receipt.

                  10.8 WITHHOLDING TAXES. The Company may withhold from any amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

                  10.9 COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


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          IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.



                                  /s/ Kevin C. Melia
                                  ------------------------------------------
                                  Kevin C. Melia

                                  24 Grasshopper Lane
                                  Acton, Massachusetts 01720


                                  MANUFACTURERS' SERVICES LIMITED

                                  By: /s/ William J. Weyond
                                      ---------------------------------------
                                      Name: William J. Weyond
                                      Title: Chairman of the Compensation
                                             Committee of the Board of Directors

                                  300 Baker Avenue
                                  Concord, Massachusetts 01742


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